Exhibit 99.2

EXECUTION

TERM SHEET FOR

SENIOR SECURED NOTE AND WARRANTS

AND RELATED MATTERS

September 11, 2023

PARTIES

Company:	Scilex Holding Company, a Delaware corporation (the “Company” or “SCLX”).

Investor:	Oramed Pharmaceuticals, Inc. (the “Investor” or “Oramed”).

Sorrento:	Sorrento Therapeutics Inc., a Delaware corporation (“Sorrento”).

NON-BINDING TERMS
Securities:

In exchange for the consummation of the DIP Assumption (as defined in that certain Non-Binding Term Sheet, executed on the date hereof, between the Company, Investor and Sorrento and presented at mediation (such term sheet, the “Short Form Term Sheet”)), the Company will issue a Senior Secured Note (the “Note”), as described below. The initial principal balance of the Note shall be an amount equal to the unpaid principal and accrued and unpaid interest under the Senior DIP Loan agreement (as defined in the Short Form Term Sheet) (the “Initial Principal Amount”).

As contemplated pursuant to the Short Form Term Sheet, the definitive documents in respect of the Note shall be substantially the same as the HB Documents (as defined in the Short Form Term Sheet) except as expressly modified by this term sheet (this “Term Sheet”) or as otherwise agreed by the Investor and the Company. All references herein to terms that are “customary for transactions of this type” (or similar language) shall be deemed to refer to such terms as are set forth in the HB Documents to the extent addressed therein.

Maturity and Repayment:

The Note will mature on the 18-month anniversary of the Closing (as described below), except as otherwise provided in the Note (the “Maturity Date”). The Company shall make principal payments, without premium or penalty, in respect of the Note as follows:

(a)   $5.0 million on the 90th day following the Closing;

(b)   $15.0 million on the 180th day following the Closing; and

(c)   $20.0 million on 270th day of the Closing and every 90 days thereafter;

provided that each such principal payment amount shall be reduced on a dollar-for-dollar basis by the amount of any mandatory or voluntary prepayments made prior to the date of such principal payment amount. If a principal payment would be due on a date that is not a business day, then payment shall be made on the next business day. The aggregate outstanding principal amount of the Note (the “Amount Outstanding”), together with any accrued but unpaid interest, shall be due and payable in full on the Maturity Date or, at the written election of the Investor, upon an uncured Event of Default.

Voluntary Prepayments:

The Note may be prepaid, in whole or in part, at the option of the Company, from time to time without premium or penalty (except as set forth in the next paragraph), in minimum amounts to be agreed, upon two (2) business days’ prior notice (which notice may be conditioned upon the occurrence of a refinancing or other event).

If any voluntary prepayment occurs on or prior to the 1-year anniversary of Closing, such voluntary prepayment will be accompanied by a customary 50.0% interest make-whole on the portion of the Note so prepaid.

Mandatory Prepayments:

The Company will be required to repay the Note as follows, without premium or penalty:

(i) 70% of the net cash proceeds to which the Company is entitled to from advances made under the standby equity purchase agreement entered into between the Company and YA II PN, Ltd. (“YA”), dated November 17, 2022, as amended by an amended and restated standby equity purchase agreement on February 8, 2023 (the “YA ELOC”) and/or the Standby Equity Purchase Agreement dated January 8, 2023 with B. Riley Principal Capital II (“B. Riley Principal”) (the “B. Riley Equity Line of Credit”, and together with the YA ELOC, the “Equity Lines of Credit”) will be directed by the Company to be paid directly by YA or the B. Riley Principal to Oramed or, if the financing source cannot or will not do so, then instead deposited into a blocked account (the “Blocked Account”) that sweeps to an account designated by Oramed (which account will, unless prohibited by the applicable banking institution, have a signatory designated by Oramed), and

(ii)  70% of the net cash proceeds received by the Company from any debt or equity financing, including the Sales Agreement (as defined below) (other than (w) the AR Line, (x) the Equity Lines of Credit, (y) the Subordinate Debt (as defined below) and (z) up to $30.0 million of indebtedness (which indebtedness may be incurred before, on, or after the Assumption Closing) owed by the Company to B. Riley Securities (the “B. Riley Indebtedness”) and which B. Riley Indebtedness may be secured by the proceeds of the Equity Lines of Credit or the Sales Agreement)) will be directed by the Company to be paid directly by the applicable lender or investor to Oramed or, if the financing source cannot or will not do so, then instead deposited into a blocked account that sweeps to an account designated by Oramed (which account will, unless prohibited by the applicable banking institution, have a signatory designated by Oramed);

provided, that the mandatory prepayment requirements under clauses (i) and (ii) above shall not begin until after the earlier of (a) April 1, 2024 and (b) the date upon which all the Yorkville Debentures and the B. Riley Indebtedness are repaid in full. For the avoidance of doubt, the mandatory prepayment terms set forth in this section (including the foregoing proviso) shall not alter, limit, or restrict in any manner the repayment terms (including applicable repayment timelines) set forth in the “Maturity and Repayment” section or in any other section of this Term Sheet. The Company’s outstanding convertible debentures dated March 21, 2023 (the “Yorkville Debentures”) issued to Yorkville and which are outstanding as of the date hereof.

Interest:	The Note will bear interest at a per annum rate equal to the Secured Overnight Financing Rate (“SOFR”) plus 8.5%, which shall be payable in-kind by being capitalized and added to the principal amount of the Note, on a monthly basis. Upon the occurrence and during the continuance of an event of default, at the election of the Investor, the Note will bear interest at a default rate of SOFR plus 15.0%, which shall be payable in-kind by being capitalized and added to the principal amount of the Loan, on a monthly basis. In each case, SOFR will be subject to a 4.0% floor.

Exit Fee:

If the Note is not repaid in full on or prior to the date that is six (6) months from the Closing Date, an exit fee equal to 3.0% of the Initial Principal Amount (the “Exit Fee”) shall be fully earned on such date, which Exit Fee shall be due and payable upon repayment of the Note in full.

Conversion:	None.
Security, Collateral and Rank:

The Note will be designated by the Company as senior secured indebtedness and will be guaranteed by all existing or future formed, direct and indirect, subsidiaries of the Company; provided that the delivery of the guaranty of the Company’s subsidiary, Scilex Pharmaceuticals Inc. (“Scilex Pharmaceuticals”), shall not be required until the earlier of (x) ten (10) days following the Closing (the “Post-Closing Joinder Period”) and (y) the date on which a subordination agreement is entered into between Oramed and eCapital Healthcare Corp. (“eCap”) (the “eCap ICA”).

Notwithstanding the Post-Closing Joinder Period, Scilex Pharmaceuticals shall be restricted by the same negative covenants set forth in the Note as the Company and each of its subsidiaries who are parties to or guarantors of the Note at Closing (and which negative covenants shall, for the avoidance of doubt, be consistent with those set forth in the HB Documents) except that any exceptions to such negative covenants that permit the incurrence of indebtedness for borrowed money (other than indebtedness incurred under the AR Line) shall not be available or applicable to Scilex Pharmaceuticals until such time as the eCap ICA is effective. For the avoidance of doubt, the only indebtedness for borrowed money of Scilex Pharmaceuticals or with respect to which its assets are subject or bound as of the date of this Term Sheet is and of the Closing will be the AR Line.

Subject to the Post-Closing Joinder Period and customary and mutually agreed permitted liens, the Note will be secured by a first priority security interest in and liens on all of the Company’s and its subsidiaries’ assets (the “Collateral”), including, without limitation, a first priority security interest in the capital stock and other equity securities of Scilex Pharmaceuticals and each of the Company’s other direct or indirect subsidiaries (the pledge of all of which shall be effective on the Closing Date), except for (I) any proceeds of the Equity Lines of Credit or Sales Agreement securing the B. Riley Indebtedness (as described below), (II) proceeds of the Equity Lines of Credit or funds returned from Hudson Bay, but only to the extent such proceeds are used to make Post-Closing Cash Payment (as defined in the Short Form Term Sheet), and (III) the following assets of Scilex Pharmaceuticals:

1.  Accounts receivable (and related assets to the extent required to collect such accounts receivable);

2.  the funding account for Scilex Pharmaceuticals’ accounts receivable credit facility with eCapital Healthcare Corp. (the “AR Line”);

3.  the accounts receivable collection account, all books and records relating to the foregoing, and all additions to and products, proceeds etc. thereof; and

4.  other accounts receivable assets, if any, as are agreed by the parties in the eCap ICA (collectively, the items described in 1 through 4, the “AR Facility Collateral”);

Subject to the Post-Closing Joinder Period and customary and mutually agreed permitted liens, the Note will be secured by a second priority security interest in (I) the proceeds of the Equity Lines of Credit or the Sales Agreement securing the B. Riley Indebtedness (as described below), (II) the AR Facility Collateral, subject to the eCap ICA and subject to customary 180 day remedies standstill period, and (III) the proceeds of the Equity Lines of Credit or amounts returned from Hudson Bay, in each case with respect to the Post-Closing Cash Payment (as defined in the Short Form Term Sheet). The Company will use its reasonable best efforts to assist Oramed in the implementation of the eCap ICA as soon as possible following the Closing Date.

The Note will be senior in right of payment to all of the Company’s and its subsidiaries’ existing and future indebtedness, except (i) for the Anticipated Debt (as defined below) and the obligation of the Company under the Short Form Term Sheet to make the Post-Closing Cash Payment, and (ii) for payment of the Note using proceeds of the AR Line, which will be subject to the conditions set forth in the AR Line and eCap ICA. So long as any Note remains outstanding, the Company will not, without express written consent from the Investor, incur any new debt, except for (a) trade payables in the ordinary course of business, and (b) such other indebtedness designated as permitted indebtedness in the definitive documentation and as reflected in this Term Sheet. The AR Line, the Post-Closing Cash Payment (as defined in the Short Form Term Sheet), and the Anticipated Debt will be designated as permitted indebtedness (subject to the caps and other limitations thereon set forth herein and in definitive documentation).

Springing control agreements with respect to the Company’s and its subsidiaries’ deposit accounts (other than the Blocked Account (following implementation thereof) which the Company will not have access to and shall be operated at the direction of the Investor and will sweep the funds therein to an account designated by the Investor on a daily basis to pay down the obligations under the Note), securities, accounts, and commodity accounts (with excluded account provisions consistent with the Hudson Bay Documents (as defined in the Short Form Term Sheet)) shall be required to be implemented as soon as practicable, but not later than thirty (30) days following the Closing. Such control agreements shall be in form and substance reasonably acceptable to Investor. To the extent separate bank accounts are necessary to comply with the foregoing requirement, Company will establish separate bank accounts to enable the implementation of such control agreements as promptly as practicable, but in no event more than 14 days after the Closing Date. Promptly following the execution of this Term Sheet, the Company shall provide the Investor with reasonably detailed information regarding the scope of the bank accounts to be established.

Upon the reasonable request of the Investor, the Company shall amend the organizational documents of one or more of its subsidiaries at the Closing in connection with the implementation of the rights granted under the security agreements.

Covenants:

The Note will contain customary affirmative and negative covenants (the “Covenants”), including that:

1.  the Company will not incur or guarantee any other debt, except for (a) the AR Line, the aggregate principal amount of which shall not at any time exceed $30.0 million, (b) either the B. Riley Indebtedness or the Yorkville Debentures (but, for the avoidance of doubt, not both) (either such debt, the “Anticipated Debt”), the aggregate principal amount such Anticipated Debt shall not at any time exceed $30.0 million, (c) the Post-Closing Cash Payment (as defined in the Short Form Term Sheet), (d) subordinated debt in an aggregate principal amount not to exceed at any time $30.0 million (the “Subordinate Debt”), (e) additional subordinated debt, but only to the extent that the proceeds thereof will be used to repay the Note in full concurrently with the incurrence thereof, and (f) other customary exceptions acceptable to the Investor and set forth in the definitive documentation (each of clauses (a) through (f), “Permitted Debt”);

2.  on or about November 12, 2023, the Company may file a shelf registration on Form S-3 and simultaneously enter into an at-the-market sales agreement with a financial institution acceptable to the Investor (it being acknowledged and agreed that B. Riley Securities shall be acceptable to the Investor) (the “Sales Agreement”), each for an amount no less than 150.0% of the Investment Amount. Once the Form S-3 is declared effective and the Sales Agreement is executed, the Company may terminate the B. Riley Equity Line of Credit in compliance with the terms thereof;

3.  the Company will seek a court order from the Bankruptcy Court to extend the existing lock-up on all shares of Common Stock owned by Sorrento shareholders that were issued in January 2023 as part of Sorrento’s dividend of Shares of Common Stock to its stockholders (approximately 76.0 million shares) to March 31, 2024;

4.  the Company will enter into voting agreements with respect to the securities transferred pursuant to the Securities Transfer, to approve the transactions contemplated hereby, including the issuance of shares with respect to the Equity Line of Credit, as may be required under Delaware law, stock exchange rules, including the 20% rule, or otherwise.

5.  the Note will not contain any financial covenants other than a covenant requiring that the Company and its subsidiaries maintain at all times at least (a) for the first period from Closing until the 60th day thereafter, $1.0 million of the sum of (i) unrestricted cash and cash equivalents and (ii) availability under the AR Line (such sum, “Liquidity”), (b) for the period beginning on the 61st day from Closing until the 180th day thereafter, $3.0 million of Liquidity, and (c) thereafter, $5.0 million of Liquidity;

6.  the Company will obtain all necessary consents and approvals in connection with the Note and the New Warrants, including approval of the Company’s and the guarantors’ boards of directors and shareholders;

7.  the Company will not transfer any assets, pay any dividends, make any investments, enter into any affiliated transactions, repurchase stock, or make any distributions outside the ordinary course of business as set forth in the definitive documentation;

8.  a customary passive holding company covenant with respect to the BRE (as defined in the Short Form Term Sheet), except in connection with any transaction in which the Note is repaid in full; and

9.  all written notices regarding breaches or defaults by the Company received by the Company from License counterparties shall be provided in writing to Oramed within (i) 2 business days for any such notices relating to any Material License Agreement/Material Licenses (as defined below), and (ii) 4 business days for any such notices relating to all other license agreements or licenses.

For the avoidance of doubt, the restricted debt payment covenant to be set forth in the Note will expressly permit the payment of the B. Riley Indebtedness .

Representations and Warranties:	Customary for transactions of this type, including without limitation, representations and warranties in respect of the Company and the Collateral.

Events of Default:	Customary for transactions of this type, including for the avoidance of doubt, the failure to make the payments described above under “Maturity and Repayment”, in each case, subject to notice and grace periods no less favorable to the Company than those reflected in the HB Documents (as defined in the Short Form Term Sheet), and including the following events of default:

(i) Company is in breach or default under any Material License Agreement or Material License (each as defined below) and the licensor has threated (in writing) to (A) terminate such Material License Agreement or Material License and such termination would be materially adverse to the Company or the Business or (B) otherwise take an action (including, without limitation, any modification, suspension or revocation of such Material License Agreement or Material License) that would be materially adverse to the Company or the Business, and, in each case, such breach (solely to the extent curable under the terms of the Material License Agreement) is not cured within the applicable cure period (or, if none is specified, within seven (7) Business Days) or otherwise waived by the licensor; or

(ii) The licensor under any Material License Agreement has (A) terminated such Material License Agreement or Material License on the basis of a breach or default by the Company or otherwise for cause and such termination would be materially adverse to the Company or the Business or (B) otherwise taken any action (including, without limitation, any modification, suspension or revocation of such Material License Agreement or Material License) that is materially adverse to the Company or the Business;

provided that the breaches or defaults set forth on a Schedule that either occurred and are continuing or are anticipated, in each case, as of the date of the Note will not constitute Events of Default.

As used herein: (a) “Material License Agreement” means (i) those license agreements (as amended, supplemented or modified, including after Closing) set forth on a Schedule at Closing, (ii) all License Agreements disclosed as material in SEC Filings of the Company from time to time, and (iii) all other license agreements, whether now in existence or entered into following the Closing, that are or become material to the Company and the Business from time to time; and (b) “Material License” means any License (as amended, supplemented or modified, including after Closing) under a Material License Agreement.

Warrants:

Upon the Closing, the Company will issue Investor a warrant to purchase 4.5 million shares of Common Stock (the “Closing Warrant”) at an exercise price of $0.01 per share. Except as set forth below, the Closing Warrant will be exercisable from and after the earlier of (i) the Maturity Date and (ii) the date on which the Note has been repaid in full (such earlier date, the “Exercise Date”). The Closing Warrant will expire on the date that is 5 years following the Closing Date and will be exercisable for cash or using standard cashless exercise provisions.

In addition, if the Note has not been paid in full prior to the date that (each date a “SW Effective Date”) is: (i) 180 days following the date of the Closing, the Company will on such date issue Investor an additional warrant to purchase 2.125 million shares of Common Stock; (ii) 270 days following the date of the Closing, the Company will issue Investor an additional warrant to purchase 2.125 million shares of Common Stock; (iii) 360 days following the date of the Closing, the Company will issue Investor an additional warrant to purchase 2.125 million shares of Common Stock; and (iv) 450 days following the date of the Closing, the Company will issue Investor an additional warrant to purchase 2.125 million shares of Common Stock (each, a “Subsequent Warrant” and collectively, the “Subsequent Warrants” and together with the Closing Warrant, the “New Warrants”), with each Subsequent Warrant having an exercise price of $0.01 per share; provided that if all of the Subsequent Warrants are issued at Closing and exercisable upon the occurrence of the Exercise Date, then, for the avoidance of doubt, no additional warrants will be issued. In furtherance of the preceding sentence, the Subsequent Warrants (representing in the aggregate to 8.5 million share of Common

Stock) shall be issued to the Investor at the Closing but shall not become effective until the applicable SW Effective Date and only if the Note has not been paid in full prior to such SW Effective Date. All Subsequent Warrants with an SW Effective Date that follows the date on which the Note is repaid in full shall terminate in all respects. Following the effectiveness thereof, each Subsequent Warrant that has become effective as of an SW Effective Date will be exercisable from and after the Exercise Date. Each Subsequent Warrant will expire on the date that is 5 years following the Closing Date and will be exercisable for cash or using standard cashless exercise provisions.

Notwithstanding the foregoing, if at any time following the Closing, Henry Ji or Jaisim Shah sells (directly or indirectly) any of the shares of capital stock of the Company, then he shall provide notice to Scilex and Oramed not less than 5 days prior to any such sale and specify the date of the sale (“Management Sale Date”); provided, however, that in no event shall any of the following constitute a sale or other transfer that triggers or otherwise constitutes a Management Sale Date: (a) any exercise of stock options to acquire shares of capital stock of the Company or any net exercise to pay or otherwise satisfy withholding taxes upon any exercise of such options, (b) any transfer of shares of capital stock of the Company as a bona fide gift or charitable contribution or for estate planning or other similar purposes (e.g., transfers to family members, as part of divorce settlements, etc.) and (c) such other customary exceptions applicable to restrictions on transfer in customary lock-up agreements as reasonably agreed upon by the Company and the Investor in definitive documents; provided that in each case, such permitted transfers shall not operate as a means to avoid triggering a Management Sale Date and the transferee of such shares shall agree to be subject to the same notification provisions as Mr. Ji and Mr. Shah and, subject to the same exceptions on transfer, any subsequent sale of any shares of capital stock of the Company by such transferee shall constitute a Management Sale Date. Effective upon a Management Sale Date and without the requirement of any further action on the part of Oramed, the Closing Warrant and each Subsequent Warrant for which an SW Effective Date has occurred and that is effective as of the Management Sale Date will become immediately exercisable and (ii) each Subsequent Warrant for which an SW Effective Date that occurs and that becomes effective following the Management Sale Date will be immediately exercisable upon the applicable SW Effective Date. As of the date of this term sheet, Henry Ji owns approximately 603,000 shares of Common Stock and approximately 11,000,000 options to acquire shares of Common Stock and Jaisim Shah owns approximately 112,000 shares of Common Stock and approximately 11,000,000 options to acquire shares of Common Stock. Henry Ji and Jaisim Shah will each execute an agreement with Oramed and Scilex acknowledging and agreeing to such notice obligations.

In addition, upon the Closing, and following the Company’s purchase of the outstanding public warrants to purchase shares of Common Stock currently held by Sorrento (the “Public Warrants”), the Company will transfer to Investor Existing Warrants representing the right to purchase 4.0 million shares of Common Stock (such transferred Public Warrants, the “Transferred Warrants” and together with the New Warrants, the “Warrants”).

For the avoidance of doubt, there will be no restrictions on sale or transfer of any of the Warrants (whether or not exercisable at that time) or the Common Stock issuable upon exercise of the Warrants (other than such restrictions as may be applicable under securities laws or other applicable laws).

Limitations on Beneficial Ownership:	Notwithstanding anything herein to the contrary the Warrants shall not be exercisable if after such exercise the Investor (or any number of investors acting in concert so as to form a “group”) would beneficially own more than 9.9% of the Common Stock then outstanding (as defined under Section 13(d) of the Securities Act of 1933, as amended) (the “Beneficial Ownership Limitation”). The Investor may, at any time, elect to reduce the Beneficial Ownership Limitation from 9.9% to 4.9%. Any such reduction will be effective immediately.

If the exercise of the Warrants into Common Stock would otherwise result in the Investor exceeding the Beneficial Ownership Limitation, the Company will only issue up to that number of shares that would amount to the Investor’s reaching the Beneficial Ownership Limitation and the balance will be paid in cash or held in abeyance by the Company.

Registration Rights:

The Company shall file on or prior to the date that is 30 days following the Closing Date and have declared effective on or prior to the date that is 60 days following the Closing Date (or the date that is 90 days following the Closing Date if subject to a full review by the SEC) a registration statement on Form S-1 (or Form S-3 if available) covering the resale of the shares underlying the Warrants, to the extent such underlying shares are eligible for registration under applicable securities laws. Beginning on the date that is 30 days following the Closing Date and the date that is 60 days following the Closing Date (and the date that is 90 days following the Closing if subject to a full review by the SEC), respectively, and for every subsequent 30-day period that such registration statement has not been filed or declared effective, as applicable, the Company shall pay Investors 2.0% of the sum of the Amount Outstanding and the aggregate Exercise Price of the New Warrants for which the underlying shares of Common Stock are eligible to be registered in cash as liquidated damages. Liquidated damages for any 30-day period in which the registration statement is actually filed or declared effective will be pro-rated for that 30-day period. Any shares underlying New Warrants that were not eligible for registration at the time the above referenced registration statement on Form S-1 (or Form S-3, if applicable) is filed with the SEC will be eligible for registration under similar terms and conditions to be set forth in a registration rights agreement containing customary terms, provided that the Company will not be required to file more than two registration statements on Form S-1 in respect thereof within any 12 month period.

Following the Closing, the Company shall file within fifteen (15) days following the Closing a prospectus supplement to the Registration Statement on Form S-1 (File No. 333-268603) to reflect that the Transferred Warrants have been transferred to the Investor and update the Selling Securityholder section thereof to add Investor as a Selling Securityholder.

Definitive Agreements:

The definitive documents in connection with the transactions will contain such additional and supplementary provisions, including, without limitation, customary representations, warranties, covenants, agreements, events of default, change of control provisions, payments and remedies, as are appropriate to preserve and protect the economic benefits intended to be conveyed to each of the Company and Investor and are customary for a transaction of this type.

The closing of the Note will occur upon the satisfaction or waiver of standard closing conditions set forth in definitive documents (the “Closing” and the date on which the Closing occurs, the “Closing Date”).

Board Observers; Information Rights:	Until the obligations under the Note have been repaid in full, the Investor shall have the right to designate one (1) observer (the “Board Observer”) to attend meetings of the Board of Directors of the Company, committees and sub-committees thereof, and the boards of directors (or similar governing body) and committees and sub-committees of any direct or indirect subsidiary of the Company (collectively, the “Company Boards”); provided that such Board Observer shall have no voting rights. All materials delivered to the members of the Company Boards shall be contemporaneously provided to the

Board Observer, including any actions to be taken by written consent. With respect to any subsidiary of the Company that is manager-managed or GP-managed (i.e., LLCs or LPs), all written consents thereof shall be promptly provided to the Board Observer following execution. The Board Observer shall be subject to customary confidentiality terms (it being understood and agreed that all materials provided to the observer in such capacity shall be received on a confidential basis). Notwithstanding the foregoing, the Board Observer may be excluded by the directors from attending any portion of a Company Board meeting and certain materials that would otherwise be required to be furnished to the Board Observer hereunder may be withheld or redacted from distribution if: (x) such attendance would directly jeopardize Company’s or any of its subsidiaries’ ability to assert the attorney-client privilege with respect to the matters discussed or disclosed, and (y) the matters discussed or disclosed relate to a matter involving a direct conflict of interest with the Board Observer, the Investor or their respective affiliates (including matters directly relating to this term sheet or the terms of any of the definitive documents, the Investor or their affiliates, in each case, as reasonably determined in good faith by the Company’s Board of Directors; provided, that if the Board Observer disagrees with any proposed exclusion under clause (x) or (y) above, the Company shall at the Board Observer’s written direction be required to obtain a recommendation in writing by outside counsel that the Board Observer be excluded in order to preserve privilege or avoid a direct conflict.

To the extent that the Investor remains entitled to have a Board Observer, the Company shall (i) reimburse the reasonable and documented out-of-pocket expenses incurred by the Board Observer prior to the date that is 18 months after the Closing to the extent that such expenses would be reimbursed for any director (independent or otherwise) of the Company, with such reimbursement obligation capped at $10,000 per year (and such $10,000/year cap being pro rated for any partial year), and (ii) pay to the Board Observer a fee equivalent to the fees paid to independent directors of the Company for a period ending on the 18 month anniversary of the Closing, with such fees capped at $80,000 per year (and such $80,000/year cap being pro rated for any partial year).

Without limiting the foregoing, the Investor will have customary information rights, including a right to receive annual and quarterly financial statements, annual budget, and monthly reporting to include (i) a profit and loss statement with detail by product for (a) net sales, (b) cost of sales (c) royalty/milestone obligations for the period, (ii) operating expenses by line item (i.e., salary, R&D, legal, etc.) (iii) Gross-to-Net report (“GtN”), including a breakdown by product between WAC and net revenues (including contract price discounts, cash discounts, rebates, distribution fees, etc.), and (iv) new and total scripts by product (in each case of the foregoing clauses (i)-(iv), subject to deadlines to be mutually agreed, but in no event earlier than 30 days after month-end). The Board Observer shall have the right to receive such additional information regarding the Company as the Board Observer shall reasonably request, which shall be provided to the Board Observer reasonably promptly following such request and the Board Observer shall be permitted to share such information with C-Suite level executives of Investor on a confidential basis.

Board Observer and Investor will acknowledge and agree that any information so provided or received as a result of the foregoing observation and information rights may be material non-public information for purposes of federal securities laws and the Observer and Investor shall not engage in unlawful trading of the Company’s or Sorrento’s securities when in possession of such information.

BINDING TERMS

Banks and Brokers:	The Company is responsible for payment of all banker and broker fees. The Company agrees to indemnify and hold Investor harmless from and against any loss, cost, damage or expense arising out of any claim for any item related to financing including banking fees and brokerage commissions alleged to be due on account of the placing of the investment.

Diligence, Expenses and Fees:

All advisor and legal fees, costs and expenses incurred by Investor in connection with the SPA and the Senior DIP shall be paid or reimbursed by the Investor; provided that, if the Closing Date occurs, the Company agrees to pay at the Closing reasonable and documented out-of-pocket costs and expenses incurred by Investor through and including the Closing Date in connection with the SPA and the Senior DIP of up to, together with the costs and expenses of Investor reimbursed by the Company pursuant to the paragraph immediately below, $2,910,000 in the aggregate (with up to $1,910,000 of such aggregate amount payable in cash upon the Closing and up to $1.0 million of such aggregate amount payable by being added to and included in the calculation of the Initial Principal Amount).

If the Closing Date occurs, the Company shall pay or reimburse Investor or its designee(s) for all reasonable costs and expenses incurred in connection with Investor’s preparation, negotiation and review of this Term Sheet and the definitive documentation in respect of the transactions contemplated hereby at the Closing; provided, that such amounts reimbursed by the Company, together with the amounts the Company pays to the Investor for costs and expenses incurred by Investor in connection with the SPA and the Senior DIP, shall not exceed $2,910,000 for all costs and expenses incurred through and including the Closing Date (with up to $1,910,000 of such aggregate amount payable in cash upon the Closing and up to $1.0 million of such aggregate amount payable by being added to and included in the calculation of the Initial Principal Amount).

For the avoidance of doubt, all fees, costs and expenses of H.C. Wainwright & Co., Proskauer Rose LLP, Gray Reed LLP, and Richards, Layton & Finger P.A. shall be deemed reasonable for purposes of this section.

Payment instructions for Investor’s legal counsel and advisors will be delivered by the Investor to the Company not less than one (1) business day prior to the Closing.

Indemnification:	The definitive documents in connection with the transactions will contain usual and customary lender indemnification provisions for the benefit of Investor relating to losses, costs, damages or expenses relating to the transactions contemplated by this Term Sheet or any claim made by Hudson Bay or claims from third parties arising from any financing or advisory exclusivity, refusal rights, most favored nations or similar agreements or arrangements, or with respect to the SPA, the Senior DIP or the transactions contemplated thereby.

Equity Line of Credit, Financings:	Sorrento and the Oramed shall provide written consent to Company not less than one (1) Business Day after this term sheet is issued, providing that, notwithstanding any other agreement among the parties hereto (including, without limitation, any restrictions under the SPA), Company shall be permitted, from and after such date to incur any equity financing, including, without limitation, any advances under the Equity Lines of Credit, or any indebtedness financing that will constitute Permitted Debt under clauses (a) - (d) of the definition thereof, above (and, for the avoidance of doubt, subject to the applicable caps set forth herein on such Permitted Debt).

The Company shall provide the Investor a reasonable opportunity to review and provide reasonable comments to any documentation in respect of any Permitted Debt to be incurred or guaranteed prior to the Closing Date.

eCap ICA:	The Company will (i) reasonably cooperate with Oramed in connection with its negotiation of the eCap ICA and (ii) use its commercially reasonable efforts to assist Oramed in finalizing the eCap ICA so that it is entered into at the Closing.

Governing Law:	This Term Sheet and the definitive agreements to be executed by the parties at Signing (as described below) shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of law’s provisions. The state and Federal courts residing in The Borough of Manhattan in New York City shall have exclusive jurisdiction in any action to enforce, interpret or construe any provision hereof. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Term Sheet or any transaction contemplated hereby.

Miscellaneous:	This Term Sheet may be executed via electronic transmission and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, or via DocuSign, Adobe Sign, or a similar electronic signature service, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Execution and delivery of this Term Sheet by electronic signature is legal, valid and binding for all purposes.

[Signature Page Follows]

[Signature Page to Term Sheet]

SCILEX HOLDING COMPANY

By:	/s/ Stephen Ma
Name:	Stephen Ma
Title:	Chief Accounting Officer

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron & /s/ Josh Hexter
Name:	Nadav Kidron & Josh Hexter
Title:	Chief Executive Officer & Chief Operating Officer

SORRENTO THERAPEUTICS INC.

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Chief Restructuring Officer